UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2021

CB FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 001-36706

Pennsylvania	51-0534721
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Market Street,	Carmichaels,	PA	15320
(Address of principal executive offices)			(Zip code)

(724)	966-5041
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.4167 per share	CBFV	The Nasdaq Stock Market, LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange
Act.  ☐

Item 8.01.    Other Events

On June 10, 2021, CB Financial Services, Inc., the parent holding company of Community Bank, Community Bank, and Citizens Bank of West Virginia, Inc. (“Citizens Bank”) executed a Purchase and Assumption Agreement (the “Agreement”) pursuant to which Citizens Bank has agreed to purchase certain loans and other assets, and assume certain deposits and other liabilities, of the branch offices of Community Bank located in Buckhannon, West Virginia, and in New Martinsville, West Virginia. The Agreement provides for a 5.0% premium to be paid on assumed deposits. The deposits to be assumed totaled approximately $101.9 million as of May 31, 2021. The transaction is expected to close in the fourth quarter of 2021, subject to regulatory approval and other closing conditions.

On June 10, 2021, the parties issued a joint press release announcing the execution of the Agreement, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)Not applicable.

(b)Not applicable.

(c)Not applicable

(d)Exhibits

99.1    Joint Press Release dated June 10, 2021
101    Cover Page Interactive Data File (embedded in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB FINANCIAL SERVICES, INC.

Date: June 10, 2021	By:	/s/ John H. Montgomery
John H. Montgomery
President and Chief Executive Officer

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